BankAmerica Corporation
      Charlotte, NC 28255
      Tel 704 386-5000

      BankAmerica Corporation
      Pricing Supplement No. 0212 Dated          Rule 424(b)(2)
      February 4, 1999 (To Prospectus dated      File number: 333-51367
      May 21, 1998 and Prospectus
      Supplement dated November 16, 1998)

      Senior Medium-Term Notes, Series H

      Due Nine Months or More From Date of Issue


      Principal Amount:                        $ 100,000,000.00
      Issue Price:                  100.000%   $ 100,000,000.00
      Commission or Discount:         0.020%   $      20,000.00
      Proceeds to Corporation:       99.980%   $  99,980,000.00

      Agent:                   NationsBanc Montgomery Securities LLC

      Co-Agents:               Chase Securities Inc., and Warburg Dillon Read

      Original Issue Date:     February 09, 1999

      Stated Maturity Date:    February 11, 2001

      Cusip #:                 06606N-AC-8

      Form:                    Book entry only

      Interest Rate:           5.340% Fixed


      Interest Payment Dates:  9th of February and August,
                               commencing on August 9, 1999

      Discount Note?                                             No

      May the Notes be redeemed by the Corporation prior
      to maturity?                                               No

      May the notes be repaid prior to maturity at the option
      of the holder?                                             No